IL-5 PATENT LICENSE AGREEMENT
between
PROTEIN DESIGN LABS, INC.
and
SMITHKLINE BEECHAM CORPORATION
This IL-5 Patent License Agreement ("Agreement"), effective as of
September 28, 1999 ("Effective Date"), is made by and between PROTEIN DESIGN LABS, INC., a Delaware corporation having offices at 34801 Campus Drive, Fremont, CA 94555 (hereinafter "PDL") and SMITHKLINE BEECHAM CORPORATION, a Commonwealth of Pennsylvania corporation having offices at One Franklin Plaza, Philadelphia, PA 19101 (hereinafter "SB").
RECITALS
A. SB desires to exclusively license certain patents owned or controlled by PDL related to humanized antibodies directed against the IL-5 antigen; and
B. PDL and SB are contemporaneously entering into an Patent Rights
Agreement (the "Rights Agreement") that grants SB an option to obtain certain nonexclusive license rights under patents and patent applications owned or controlled by PDL and a Development and License Agreement for an antibody directed against the IL-4 antigen (the "Development and License Agreement"). In consideration of SB's obligations under this Agreement, PDL is willing to exclusively license to SB certain patents owned or controlled by PDL related to humanized antibodies directed against the IL-5 antigen under the terms and conditions of this Agreement.
AGREEMENT
NOW THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound, the parties agree as follows:
1.      DEFINITIONS
Except as otherwise expressly provided herein, all references to Exhibits, Articles and Sections shall be references to Exhibits, Articles and Sections of this Agreement, and the following terms in this Agreement shall have the following meanings:
1.01 "Affiliate" shall mean any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly owns, is owned by or is under common ownership with a party to this Agreement to the extent of at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with a party to this Agreement; provided however any such person, corporation, firm, partnership or other entity shall be deemed an Affiliate only for so long as it meets the requirements of this definition.
1.02 "Antibody" shall mean any antibody, including without limitation, monospecific and bispecific antibodies; less than full-length antibody forms such as Fv, Fab, and F(ab')2; single-chain antibodies; and antibody conjugates bound to a toxin, label or other moiety.
1.03 "Combination Product(s)" shall mean any product containing both a pharmaceutically active agent or ingredient which constitutes a Licensed Product and one or more other pharmaceutically active agents or ingredients which do not constitute Licensed Products.
1.04    "IL-5" shall mean the human cytokine Interleukin 5.

        1.05 "Licensed PDL Patents" shall mean all United States and foreign patents and patent applications identified on Exhibit A (including any and all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions thereof, all SPCs (as defined below) thereof and all patents issuing thereof. Exhibit A will be updated by PDL on a semi-annual basis.
1.06 "Licensed Product(s)" shall mean human prophylactic, therapeutic, and/or palliative products that include an Antibody [CONFIDENTIAL TREATMENT REQUESTED].

1.07 "Major Countries" shall mean the United States, Japan, the United Kingdom, France, Italy, Spain and Germany.

1.08 "Marketing Approval" shall mean the first approval or authorization in a country which is required for the marketing, promotion and sale of Licensed Product in such country.

        1.09 "Net Sales" shall mean the gross invoice price or contract price from sales of Licensed Products in a form for use by an end user and not intended for further genetic manipulation or transformation in the Territory by SB, its Affiliates and sublicensees ("the Selling Party") to Third Parties less
[CONFIDENTIAL TREATMENT REQUESTED]

Sales between SB, its Affiliates and its or their sublicensees shall be excluded from the computation of Net Sales and no payments will be payable on such sales except where such Affiliates or sublicensees are end users, but Net Sales shall include the subsequent final sales to Third Parties by SB or such Affiliates or sublicensees. [CONFIDENTIAL TREATMENT REQUESTED]

If SB or any of its Affiliates or sublicensees receive non-cash consideration for any Licensed Product sold or otherwise transferred to Third Party, the fair market value of such non-cash consideration on the date of such transfer as known to SB, or as reasonably estimated by SB if unknown, shall be included in the definition of Net Sales.

1.10 "SPC" shall mean a right based upon a patent to exclude others from making, using or selling Licensed Product, such as a Supplementary Protection Certificate.

                1.11 [CONFIDENTIAL TREATMENT REQUESTED].

        1.12 "Territory" shall mean worldwide, except in countries where SB's rights terminate hereunder pursuant to Section 7.02(b) and/or Section 7.02(e).
1.13 "Third Party" shall mean any party other than SB, PDL and their respective Affiliates.
1.14  "Valid Claim" shall mean [CONFIDENTIAL TREATMENT REQUESTED].
2.      LICENSE
2.01 License Grant. Subject to the terms and conditions of this Agreement and in consideration of SB's fulfillment of its obligations to PDL under this Agreement, PDL hereby grants and SB hereby accepts a worldwide, exclusive (except as provided in Sections 2.05 and 5.03) license under the Licensed PDL Patents, including the right to grant sublicenses with respect to Licensed Products in accordance with Section 2.02, to make, have made, import, use and sell Licensed Products in the Territory.
2.02  Limitation on Sublicenses; Notification.
(a) Subject to Section 2.02(b), SB shall have the right to grant sublicenses of its rights under Section 2.01 with respect to Licensed Products, provided that (i) SB shall grant such sublicenses only in connection with the assignment or license by SB to such sublicensee of the right to use, make, have made, sell or otherwise transfer the Licensed Products in such country and (ii) [CONFIDENTIAL TREATMENT REQUESTED]. Notwithstanding the assignment or grant of a sublicense by SB hereunder, SB shall remain obligated to pay all royalties due to PDL with respect to the sale of Licensed Products by its assignee or sublicensee. In addition, the grant of any sublicenses under Section 2.01 shall be on terms and conditions which are subject to and subordinate to the terms of this Agreement and SB shall remain fully responsible to PDL for the performance of any and all such terms by its sublicensees. Promptly following execution of any sublicense hereunder, SB shall notify PDL of the identity of the sublicensee and the scope of the sublicense and provide a copy of the sublicense agreement, which copy may be redacted to protect confidential technical or financial information.
(b) [CONFIDENTIAL TREATMENT REQUESTED]
2.03  Updates to List of Licensed PDL Patents.  Not later than December
31 of each year during the term of this Agreement or earlier upon written request of SB (which request shall not be made more than twice per calendar year), PDL agrees to provide a written update listing the Licensed PDL Patents, and such update shall constitute an amendment to Exhibit A.
2.04 No Other License Rights. SB expressly acknowledges and agrees that, except for the license expressly granted under Section 2.01, no rights to any other PDL patents or patent applications, or to any know-how, trade secrets or licenses are included in this Agreement or granted by implication, estoppel or otherwise.
2.05 [CONFIDENTIAL TREATMENT REQUESTED]

3.      PAYMENTS, ROYALTIES, REPORTS

             3.01 Signing and Licensing Fee. In consideration for the license granted by PDL under Article 2 of this Agreement, SB shall pay to PDL a nonrefundable non-creditable signing and licensing fee within ten (10) business days of the Effective Date in the sum of [CONFIDENTIAL TREATMENT REQUESTED].

           3.02 Annual Maintenance Fee. In consideration of the rights and licenses granted under Article 2 of this Agreement, not later than September 15, 2001 and continuing annually thereafter, SB shall pay PDL a nonrefundable annual maintenance fee in the amount of [CONFIDENTIAL TREATMENT REQUESTED] within thirty (30) days of each such anniversary. Such annual maintenance fees shall be [CONFIDENTIAL TREATMENT REQUESTED]against royalties due to PDL in the calendar year paid.
3.03 Royalties to PDL. In further consideration of the rights and licenses granted under Article 2 of this Agreement, subject to Section 2.05, SB shall pay to PDL the following royalties on Net Sales of Licensed Product sold by SB, its Affiliates or sublicensees, as applicable:
[CONFIDENTIAL TREATMENT REQUESTED]
3.04 Combination Products. Net Sales in a particular country, in the case of Combination Products for which the pharmaceutically active agent or ingredient constituting a Licensed Product and each of the other pharmaceutically active agents or ingredients not constituting Licensed Products have established market prices in that country when sold separately, shall be determined by multiplying the Net Sales for each such Combination Product by a fraction, the numerator of which shall be the established market price for the Licensed Product(s) contained in the Combination Product and the denominator of which shall be the sum of the established market prices for the Licensed Product(s) plus the established market prices for the other pharmaceutically active agents or ingredients contained in the Combination Product. When such separate market prices are not established in that country, then the parties shall negotiate in good faith to determine a fair and equitable method of calculating Net Sales in that country for the Combination Product in question.
3.05 Currency Conversion. All amounts payable to PDL under this Agreement shall be payable in U.S. Dollars by wire transfer to a bank account designated by PDL. In the case of royalties on Net Sales, all amounts payable shall first be calculated in the currency of sale and then converted into U.S. Dollars using the actual average exchange rates for such currency as used by SB in producing its quarterly and annual accounts, as confirmed by SB's auditors.
3.06  Reports.
(a) Current Reports. SB agrees to make written reports and royalty payments to PDL within forty-five (45) days after the close of each calendar quarter during the term of this Agreement, beginning with the calendar quarter in which the date of first commercial sale or other transfer for value of a Licensed Product by SB, its Affiliates or sublicensees in the Territory occurs. These reports shall be certified by a duly authorized employee in the Finance Department of SB and shall state for the calendar quarter in question:
(1) identification on a country-by-country basis of each Licensed Product upon which SB is paying royalties; (2) Net Sales by SB and its Affiliates of such Licensed Products; (3) Net Sales reported by sublicensees of such Licensed Products; (4) the place of manufacture of such Licensed Productssold in such quarter; (5) applicable offsets or deductions and (6) the net royalty due to PDL thereon pursuant to this Article 3. No later than at the time of the making of each such report, SB shall make any payment due to PDL of royalties for the period covered by such report.
(b) Termination Report. For each Licensed Product, SB also agrees to make a written report to PDL within ninety (90) days after the date on which SB, its Affiliates or sublicensees last sell or otherwise transfer for value the Licensed Product anywhere in the Territory stating in such report the same information required by quarterly reports for all such Licensed Products made, sold or otherwise disposed of which were not previously reported to PDL.

           (c) Notification of Marketing Approval. SB agrees to notify PDL in writing within ten (10) days after the end of each month of the countries in the Territory in which SB, its Affiliates or sublicensees obtains Marketing Approval of a Licensed Product in the preceding month. Such notice shall specify the country and date of Marketing Approval. SB shall assist PDL and provide reasonable cooperation (including the execution and timely delivery of any documents, certifications and the like) in obtaining any extensions of the Licensed PDL Patents with respect to any Licensed Product in any country in which SB markets Licensed Products.
3.07 Inspection. SB agrees to keep, and to require any of its Affiliates or sublicensees to keep, clear, accurate and complete records for a period of at least three (3) years for each reporting period in which Net
Sales occur showing the manufacture, sales, use and other dispositions for value of Licensed Products in sufficient detail to enable the royalties payable hereunder to be determined. SB further agrees to permit its books and records, and to require any of its Affiliates or sublicensees to permit their books and records, to be examined by an independent accounting firm selected by PDL and reasonably acceptable to SB from time-to-time during regular business hours, but not more than once a year. Such independent accounting firm shall report to PDL only with respect to the accuracy of Net Sales and deductions reported and payments made by SB to PDL under this Agreement. All information disclosed in any such inspection shall be deemed confidential under the terms of this Agreement. [CONFIDENTIAL TREATMENT REQUESTED]
3.08 Withholding. SB may withhold from royalties due to PDL amounts for payment of any withholding tax that SB has paid to any taxing authority with respect to the royalty amounts due to PDL hereunder for which SB does not receive a refund or credit. SB agrees to reasonably cooperate with PDL in obtaining a foreign tax credit in the U.S. with respect to royalties due to PDL on the sale or manufacture of Licensed Products.
3.09 Interest on Overdue Royalties. SB shall be liable for interest on any overdue royalties, at the rate of [CONFIDENTIAL TREATMENT REQUESTED]per annum, commencing on the date such royalties are due until paid.
4.      LICENSED PDL PATENTS
        4.01 Prosecution and Maintenance. PDL shall have the sole right to prepare, file, prosecute, maintain and extend, at its expense, all Licensed
PDL Patents, provided that SB shall have the right to assume responsibility, at SB's expense, for preparing, filing, prosecuting, maintaining and extending any such patent or patent application, or any part thereof, which PDL intends to abandon or otherwise cause or allow to be forfeited.
        4.02  Infringement of Licensed PDL Patents.
        (a) Notice. In the event that PDL or SB becomes aware of actual or threatened infringement of a Licensed PDL Patent anywhere in the Territory, which infringement relates to an antibody that binds to the IL-5 antigen, that party shall promptly notify the other party in writing. The notice shall describe in reasonable detail the facts and circumstances forming the basis for the determination that there is actual or threatened infringement. In the event the notice specifies threatened, but not actual infringement, the parties agree to discuss in good faith the proper course of action; provided, however, that PDL shall have the final decision making authority with respect to such course of action. [CONFIDENTIAL TREATMENT REQUESTED]
        (b) PDL First Right to Litigate For Actual Infringement. PDL shall have the first right but not the obligation to bring an infringement action or file any other appropriate judicial action or claim directly related to actual infringement of the Licensed PDL Patents against any Third Party that relates to an antibody that binds to the IL-5 antigen (an "Action") and, if necessary, to use SB's name in connection therewith and to include SB as a party thereto. In the event PDL brings an Action, SB shall reimburse PDL for [CONFIDENTIAL TREATMENT REQUESTED] in enforcing and/or defending the Licensed PDL Patents in such Action, including without limitation the expenses directly related to the preparation of such litigation; provided however that SB shall not be required to reimburse PDL for those expenses that arise from any claims or suits that are not related to the Licensed PDL Patents or are not related to an antibody that binds to the IL-5 antigen. Subject to Section 4.04, PDL shall have sole control over any Action, including without limitation the right to select counsel for such action; provided, however that PDL shall solicit, and seriously consider in good faith SB's input with respect to all material aspects of such Action, including without limitation the development of the litigation strategy and the execution thereof. In furtherance but not in limitation of the foregoing, PDL shall keep SB promptly and fully informed of the status of any such Action, and SB shall have the right to review and comment upon PDL's activities related thereto. SB shall consult with PDL concerning such action at no cost to PDL. To the extent PDL elects its first right to bring an Action in any country of the Territory, PDL shall use commercially reasonable good faith efforts, in each such country, to diligently pursue such Action and obtain results that are consistent with the respective objectives of the parties under this Agreement. In the event that PDL initiates an Action hereunder but subsequently determines not to proceed, PDL shall provide SB with prompt written notice of such determination and SB shall have the right to continue such Action as provided in Section 4.04(c).
        (c) SB's Right to Litigate for Actual Infringement. [CONFIDENTIAL TREATMENT REQUESTED] Subject to Section 4.04, SB shall have sole control over any Action initiated pursuant to this Section 4.02(c), including without limitation the right to select counsel for such action; provided, however that SB shall solicit, and seriously consider in good faith PDL's input with respect to all material aspects of such Action, including without limitation, the development of the litigation strategy and the execution thereof. In furtherance but not in limitation of the foregoing, SB shall keep PDL promptly and fully informed of the status of any such Action, and PDL shall have the right to review and comment upon SB's activities related thereto. PDL shall consult with SB concerning such action at no cost to SB. To the extent SB elects its right to bring an Action, SB shall use commercially reasonable good faith efforts to diligently pursue such Action and obtain results in each country that are consistent with the respective objectives of the parties under this Agreement.
        4.03 Litigation and Settlement Costs. Allocation of costs and expenses and recoveries shall be as follows: [CONFIDENTIAL TREATMENT REQUESTED]
        4.04 Cooperation and Settlement. The parties shall keep one another informed of the status of and of their respective activities regarding any Action, including without limitation any discussion concerning the settlement thereof. No settlement or consent judgment or other voluntary final disposition of any suit defended or action brought by one party pursuant to this Article 4 may be entered into without the consent of the non-settling party if, and only if, such settlement would require the non-settling party to be subject to an injunction, to make a monetary payment or would adversely affect the non-settling party's rights under this Agreement, including without limitation any settlement concerning the validity or scope of the Licensed PDL Patents or any settlement concerning SB's exclusive license to the Licensed
PDL Patents set forth in this Agreement.
        4.05  Infringement of Third Party Intellectual Property Rights.
(a)     Notice.  In the event of the institution of any suit by a Third
Party against SB or its respective sublicensees or Affiliates for patent infringement involving the manufacture, use, importation, sale, distribution or marketing of Licensed Product anywhere in the Territory, SB shall promptly notify PDL in writing.
(b) Rights to Defend. SB shall have the right but not the obligation to defend such suit at its own expense, and to use PDL's name in connection therewith. Notwithstanding the foregoing, the responsibility for any claim relating to the invalidity or unenforceability of the Licensed PDL Patents shall be determined in accordance with Section 4.02.
(c) Cooperation and Settlement. SB shall keep PDL fully informed of the status of its activities regarding any such action, including without limitation any discussion concerning the settlement thereof. No settlement or consent judgment or other voluntary final disposition of any suit defended or action brought by SB pursuant to this Section 4.05 may be entered into without the prior written consent of PDL if such settlement would require PDL to be subject to an injunction, to make a monetary payment or would adversely affect the Licensed PDL Patents.
4.06  [CONFIDENTIAL TREATMENT REQUESTED]
5.      REPRESENTATIONS AND WARRANTIES; DISCLAIMERS; INDEMNIFICATION
5.01  Valid Agreement.
(a) Each party represents and warrants to the other that it knows of no legal reason to prevent it from entering into this Agreement and that the signatory hereto is duly authorized to execute and deliver this Agreement.
(b) PDL represents and warrants to SB that it has the right to grant the licenses to SB provided under this Agreement.
5.02  [CONFIDENTIAL TREATMENT REQUESTED]
5.03 Disclaimers. Nothing in this Agreement shall be construed as (a) a warranty or representation by PDL as to the validity, enforceability or scope of any Licensed PDL Patents; (b) a requirement that PDL file any patent application, or secure any patent or patent rights, or maintain any patent in force, or provide copies of patent applications to SB or its Affiliates or sublicensees, or disclose any inventions described or claimed in such patent applications; or (c) a warranty or representation by PDL that any Licensed Product made, used, sold or otherwise disposed of under the license granted in this Agreement is or will be free from infringement of patents, copyrights, trademarks, trade secrets or other rights of third parties. SB acknowledges and agrees that any royalties or payments that may be due to third parties in order for SB to make, have made, use, sell or otherwise dispose of Licensed Products shall be the sole responsibility of SB.
5.04 Existing License. SB acknowledges that PDL has previously granted a non-exclusive license, with no ability to sublicense, to a Third Party under the Licensed PDL Patents, the relevant terms of which have been previously provided to SB.
5.05  No Other Warranties.  EXCEPT AS SPECIFICALLY SET FORTH IN ARTICLE
5, PDL MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED PDL PATENTS OR ANY CELL LINES,
ANTIBODIES OR LICENSED PRODUCTS DEVELOPED BY SB UNDER THE LICENSE SET FORTH IN THIS AGREEMENT AND PDL FURTHER MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF
LICENSED PDL PATENTS OR ANY CELL LINES, ANTIBODIES, LICENSED PRODUCTS OR OTHER MATERIALS DEVELOPED BY SB UNDER THE LICENSE SET FORTH IN THIS AGREEMENT WILL
NOT INFRINGE ANY THIRD PARTY RIGHTS.
5.06  Indemnification.  Except as otherwise set forth in Article 4
(which Article governs indemnification regarding Licensed PDL Patents), SB shall at all times, during the term of this Agreement and thereafter, indemnify and hold harmless PDL and its Affiliates, sublicensees, directors, officers, agents and employees from any claim, proceeding, loss, expense, and liability of any kind whatsoever (including but not limited to those resulting from death, personal injury, illness or property damage and including legal expenses and reasonable attorneys' fees) ("PDL Losses") arising out of or resulting from third party claims based upon the development, manufacture, holding, use, testing, advertisement, sale or other disposition by SB, its Affiliates or sublicensees, or any distributor, customer or representative thereof or any one in privity therewith, of any Licensed Product; provided, however, that such indemnity shall not apply to the extent any such PDL Losses result from the negligence or willful misconduct of PDL or breach by PDL of any representation, warranty or other provision of this Agreement.
In the event PDL is seeking indemnification from SB under this Section
5.06, SB shall have no such obligation unless PDL:
(i) gives SB prompt notice of any claim or lawsuit or other action for which it seeks to be indemnified under this Agreement;
(ii) cooperates fully with SB and its agents in defense of any such claim, complaint, lawsuit or other cause of action; and
(iii) SB is granted full authority and control over the defense, including settlement or other disposition thereof, against such claim or lawsuit or other action, provided that PDL shall have the right to retain counsel of its choice to participate in the defense of any such claim or lawsuit at PDL's own expense, provided that such counsel shall not interfere with SB's full authority and control.
6.      CONFIDENTIALITY

        (a) During the term of this Agreement and for five (5) years thereafter, PDL and SB shall not use or reveal or disclose to Third Parties any confidential information received from the other in the performance of activities in furtherance of this Agreement without first obtaining the written consent of the disclosing party, except (i) as may be otherwise provided herein, (ii) as may be required for purposes of developing, manufacturing or marketing Licensed Product, (iii) as may be required for securing essential or desirable authorizations, approvals, privileges or rights from governmental agencies or as may be required by law, statute or regulation to be disclosed to a governmental agency, provided that the party disclosing such information will use reasonable efforts to ensure that the confidentiality of such confidential information is maintained by such government regulatory agencies, (iv) as may be required or as necessary to file or prosecute patent applications concerning Licensed Product, (v) or as may be required to carry out any litigation concerning Licensed Product provided that the party disclosing such information will use reasonable efforts to ensure that the confidentiality of such confidential information is maintained. This confidentiality obligation shall not apply to confidential information which is or becomes a matter of public knowledge through no fault of the receiving party, or is already in the possession of the receiving party, or is disclosed to the receiving party by a Third Party having the right to do so, or is subsequently and independently developed by employees of the receiving party or Affiliates thereof who had no knowledge of the confidential information disclosed. The parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to confidential information is granted.
(b) Nothing herein shall be construed as preventing either party from disclosing any information received from the other party to:
        (i) an Affiliate, sublicensee or distributor of the receiving party, provided such Affiliate, sublicensee or distributor has undertaken a similar obligation of confidentiality with respect to the confidential information;
        (ii) the FDA in connection with the approval to conduct clinical studies, manufacture, market or sell Licensed Product; or

        (iii) any securities exchange to which the receiving party may be subject if necessary to meet the requirements, rules and regulations of such securities exchange, but only to the extent such disclosure is reasonably required and subject to obligations of confidentiality wherever possible.
(c)     All confidential information disclosed by one party to the other shall remain the intellectual property of the disclosing party. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a party to this Agreement based on the insolvency or bankruptcy of such party, the bankrupt or insolvent party shall promptly notify the court or other tribunal (i) that confidential information received from the other party under this Agreement remains the property of the other party and (ii) of the confidentiality obligations under this Agreement. In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party's confidential information and to ensure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of this Agreement.
7.              TERM AND TERMINATION
7.01  Term.  Unless earlier terminated as provided in this Article 7,
SB's obligations to pay royalties to PDL hereunder shall come into force on the Effective Date and shall continue, on a country by country basis, [CONFIDENTIAL TREATMENT REQUESTED]. Unless earlier terminated, this Agreement shall expire upon the expiration of all SB's royalty obligations to PDL hereunder. Expiration of this Agreement or expiration of SB's obligation to pay royalties to PDL in any country hereunder shall not preclude SB from continuing to market or have marketed Licensed Product in such country without further payment to PDL.
7.02  Termination.
(a) If either party shall at any time default in the payment of any royalty, or the making of any report hereunder, or shall commit any material breach of any covenant or agreement herein contained or shall make any false report, and shall fail to have initiated and actively pursued remedy of any such default or breach within (i) fifteen (15) days after receipt of written notice of failure to pay royalties hereunder, or (ii) forty-five (45) days after receipt of written notice of any default or breach (other than failure to pay royalties) by the other party, the non-breaching party may, at its option, cancel this Agreement and revoke any rights and licenses herein granted and directly affected by the default or breach by notice in writing to such effect, but such act shall not prejudice the right of the party giving notice to recover any royalty or other sums due at the time of such cancellation, it being understood, however, that if within forty-five (45) days after receipt of any such notice the receiving party shall have initiated and actively pursued remedy of its default (other than failure to pay royalties), then the rights and licenses herein granted shall remain in force as if no breach or default had occurred on the part of the receiving party, unless such breach or default is not in fact remedied within a reasonable period of time.
(b)     [CONFIDENTIAL TREATMENT REQUESTED]
(c)     This Agreement may be terminated by either party upon the
occurrence of any of the following which is not stayed or vacated within ninety (90) days of such occurrence: (i) petition in bankruptcy filed by or against the other party; (ii) adjudication of the other party as bankrupt or insolvent; (iii) appointment of a liquidator, receiver or trustee for all or a substantial part of the other party's property; or (iv) an assignment for the benefit of creditors of the other party. Notwithstanding the bankruptcy of PDL, or the impairment of performance by PDL of its obligations under this Agreement as a result of bankruptcy or insolvency of PDL, SB shall be entitled to retain the licenses granted herein, subject to PDL's rights to terminate this Agreement for reasons other than bankruptcy or insolvency as expressly provided in this Agreement. All rights granted under or pursuant to this Agreement by PDL to SB are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(35A) of the U.S. Bankruptcy Code. The parties agree that SB, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, subject to performance by SB of its preexisting obligations under this Agreement.
        (d)      [CONFIDENTIAL TREATMENT REQUESTED]
(e)     SB may terminate the license granted under this Agreement as to the Licensed PDL Patents in any country of the Territory at any time upon sixty (60) days prior written notice.
7.03 No Waiver. The right of either party to terminate this Agreement as provided herein shall not be affected in any way by its waiver of any previous failure to perform hereunder or by its failure to take action with respect thereto.
7.04 Survival. Termination for any reason hereunder shall not affect any accrued rights or obligations of the parties arising in any manner under this Agreement as of the date of termination. In any event, the confidentiality and indemnity obligations and any accrued but unpaid payment obligations under Articles 3, 5 and 6, respectively, shall survive any termination of this Agreement.
8.      MISCELLANEOUS
8.01  Assignment.   This Agreement and the licenses herein granted shall
be binding upon and inure to the benefit of the successors in interest of the respective parties. Neither this Agreement nor any interest hereunder shall be assignable by either party without the prior written consent of the other; provided, however, that either party may assign this Agreement or any part of its rights and obligations hereunder to any Affiliate of such party or to any corporation with which that party may merge or consolidate, or to which it may transfer all or substantially all of its assets, without obtaining the consent of the other party, provided that the party effecting such assignment shall notify the other promptly following such assignment.
8.02  Entire Agreement.   This Agreement, entered into as of the date
written above, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the parties, except that the parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.
8.03  Severability.
      (a) In the event any portion of this Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect.
      (b) If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.
      (c) In the event that the terms and conditions of this Agreement are materially altered as as provided in Sections 8.03(a) and (b), the parties will in good faith renegotiate the terms and conditions of this Agreement to carry out the intent of the parties.
8.04  Notices.  Notices required or permitted under this Agreement shall be in writing in the English language and sent by overnight mail (e.g., FedEx), or by facsimile confirmed by overnight mail (e.g., FedEx), and shall be deemed to have been properly served to the addressee upon receipt of such written communication, to the following addresses of the parties or to such address or addresses as may be specified from time to time in a written notice:
If to PDL:      Protein Design Labs, Inc.
        34801 Campus Drive
        Fremont, California 94555 USA
        Attention: General Counsel
        Facsimile number: (510) 574-1473
If to SB:       SmithKline Beecham Corporation
                One Franklin Plaza (Mail Code FP 1930)
                P.O. Box 7929
                Philadelphia, PA  19101
                Attn:  Senior Vice President, Business Development

                Facsimile number:  (215) 751-4253

Copy to:        SmithKline Beecham Corporation
                One Franklin Plaza (Mail Code FP 2360)
                P.O. Box 7929
                Philadelphia, PA 19101
                Attn:  Corporate Law - US

                Fax: number:  (215)751-3935
8.05  Choice of Law.   This Agreement shall be deemed to have been made
in New York and its form, execution, validity, construction and effect shall be determined in accordance with the laws thereof.
8.06  Dispute Resolution.   Any dispute, controversy or claim arising
out of or relating to this Agreement, including without limitation, a dispute concerning a termination of this Agreement (hereinafter collectively referred to as "Dispute") shall be attempted to be settled by the parties, in good faith, by submitting each such Dispute to appropriate senior management representatives of each party in an effort to effect a mutually acceptable resolution thereof within thirty (30) days of submission to such representatives. Within fifteen (15) days after submission of the Dispute to such senior representatives, each party shall submit a brief, written summary of the Dispute and their respective position with respect to the Dispute to such senior representatives. In the event no mutually acceptable resolution is achieved in such time frame, then each party shall be entitled to seek relief for such Dispute by using any appropriate judicial mechanism which may be available in the courts.
8.07  Waiver.  None of the terms, covenants and conditions of this
Agreement can be waived except by the written consent of the party waiving compliance.
8.08  Force Majeure.   If the performance of any part of this Agreement
by either party, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay; provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.
8.09  Publicity.   It is contemplated that one or both of the parties
may issue a press release announcing this Agreement, the Development and License Agreement and the Option Agreement, the form and content of which shall be mutually agreed upon. No other public announcement or other disclosure to Third Parties concerning the terms, financial or otherwise, of this Agreement, the Development and License Agreement or the Option Agreement shall be made, either directly or indirectly, by any party to this Agreement, except as may be legally required or as may be required for recording purposes, without first obtaining the approval of the other Party, which approval shall not be unreasonably withheld, and agreement upon the nature and text of such announcement or disclosure. The party desiring to make any such public announcement or other disclosure shall inform the other party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, and shall provide the other party with a written copy thereof, in order to allow such other party to comment upon such announcement or disclosure. The party reviewing the release shall use good faith efforts to promptly review and provide comments upon the proposed public release, which comments shall be provided as soon as practicable but in any event within seven (7) days of delivery of the initial draft of the proposed release. Each party agrees that it shall cooperate fully with the other with respect to all disclosures regarding this Agreement to the Securities Exchange Commission, the U.K. Stock Exchange and any other governmental or regulatory agencies, including requests for confidential treatment of proprietary information of either party included in any such disclosure.
8.10 Headings. The captions used herein are inserted for convenience of reference only and shall not be construed to create obligations, benefits, or limitations.
8.11 Export. Each party acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin. Each party agrees that it will not export or re-export restricted commodities or the technical data of the other party in any form without the appropriate United States and foreign government licenses.
8.12 Counterparts. This Agreement may be executed in counterparts, all of which taken together shall be regarded as one and the same instrument.


8.13 Independent Contractors. The parties are independent contractors under this Agreement and no other relationship is intended, including, without limitation, partnership, joint venture or agency relationship. Neither party shall act in a manner which expresses or implies a relationship other than of independent contractor, nor bind the other party, except as otherwise expressly provided in this Agreement. Nothing in this Agreement shall be deemed to infer any direct relationship between PDL and any Affiliate of SB. IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


PROTEIN DESIGN LABS, INC.       SMITHKLINE BEECHAM
                                        CORPORATION


By:  ______________________             By:
____________________________

Title:                                  Title:



EXHIBIT A


Licensed PDL Patents

The following are patents and patent applications (also known as the "Queen et al. patents") issued and filed in certain countries in the world and licensed as part of the Licensed PDL Patents under the Agreement (As of August 25,
1999)

1.  The following issued U.S. patents and U.S. patent applications:

No. 5,585,089, "Humanized Immunoglobulins," issued December 17, 1996.

No. 5,693,761, "Polynucleotides Encoding Improved Humanized
Immunoglobulins," issued December 2, 1997.

No. 5,693,762, "Humanized Immunoglobulins," issued December 2, 1997.

[CONFIDENTIAL TREATMENT REQUESTED]


2.  The following patents and patent applications outside the U.S.:

Patent No.

Country
Title*
Issued
647383
Australia
"Novel Immunoglobulins, Their Production
and Use"
Issued
671949
Australia
"
Issued
AT E133452
Austria
"
Issued
0451216
Belgium
"
Issued
61095
Bulgaria
"
Issued
970016

Brazil
"
Issued
0451 216B1
European
"
Issued
0682040 B1
European

Issued
FR0451216
France
"
Issued
DE
68925536
Germany
"
Issued
DD 296 964
East Germany
"
Issued
GB 0451216
Great Britain
"
Issued
1001050

Greece
"
Issued
211174

Hungary
"
Issued
IT O451216
Italy
"
Issued
2828340
Japan
"
Issued
LU O451216
Luxembourg
"
Issued
92.2146
Monaco
"
Issued
NL 0451216
Netherlands
"
Issued
231984
New Zealand
"
Issued
132068
Pakistan
"
Issued
29729
Philippines
"
Issued
92758
Portugal
"
Issued
4895847.13
Russia
"
Issued
2126046
Russia
"
Issued
SG O451216
Singapore
"
Issued
89/9956
South Africa
"
Issued
178385
South Korea
"
Issued
2081974 T3
Spain
"
Issued
SE O451216
Sweden
"
Issued
CHO 451216
Switzerland
"
Issued
50034
Taiwan
"
Issued
13349
Uruguay
"
Issued
48700
Yugoslavia
"







Country
Title*
Pending
Argentina
"Novel Immunoglobulins, Their
Production and Use"
Pending
Canada
"
Pending
Chile
"
Pending
China
"
Pending
Croatia
"
Pending
Czech Republic
"
Pending
Ecuador
"
Pending
Europe
"
Pending
Hong Kong
"
Pending
Ireland
"
Pending
Israel
"
Pending
Japan
"
Pending
South Korea

Pending
Romania
"
Pending
Slovak Republic
"
Pending
Venezuela
"
Pending
Denmark
"
Pending
Finland
"
Pending
Norway
"









*Exact titles may differ in different countries.


CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO
DESIGNATED PORTIONS OF THIS DOCUMENT




1721
1721
IL-5 PATENT LICENSE AGREEMENT